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                                                                    EXHIBIT 23.1






                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of United Auto Group, Inc. on Form S-8 of our report dated February 1, 2000, appearing in the Annual Report on Form 10-K of United Auto Group, Inc. for the year ended December 31, 1999, which is incorporated by reference in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
New York, New York
November 27, 2000




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